Exhibit 21

ADVANCED MICRO DEVICES, INC.
LIST OF SUBSIDIARIES
As of December 30, 2023

Domestic Subsidiaries	State or Jurisdiction Which Incorporated or Organized
Advanced Micro Ltd.(*)	California
AMD Corporation(*)	California
Auviz Systems Inc (1)(*)	California
Xilinx Development Corporation(1)	California
HiAlgo Inc.(*)	California
AMD Advanced Research, LLC	Delaware
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Latin America Ltd.	Delaware
AMD Research Technologies, Inc.	Delaware
Level 5 Networks, Inc. (2)	Delaware
Midgard Acquisition LLC(1)(*)	Delaware
Mipsology, Inc.(23)	Delaware
NGCodec Inc. (1)(*)	Delaware
Nod, Inc.	Delaware
Pensando Systems, Inc.	Delaware
SeaMicro, Inc. (*)	Delaware
Xilinx, Inc.	Delaware
Silexica, Inc. (1)	Delaware
Solarflare Communications, Inc. (1)	Delaware

Foreign Subsidiaries
Xilinx Armenia LLC(1)	Armenia
ATI International SRL(*) (3)	Barbados
Xilinx Benelux B.V. (19)	Belgium
ATI Technologies (Bermuda) Limited (3)	Bermuda
Advanced Micro Devices Belgium N.V.(4)	Belgium
AMD South America LTDA.(5)	Brazil
1252986 Alberta ULC	Canada
ATI Technologies ULC (6)	Canada
Xilinx Canada Co. (7)	Canada
Advanced Micro Devices (China) Co., Ltd.	China
Advanced Micro Devices (Shanghai) Co., Ltd.(8)	China
Advanced Micro Devices Products (China) Co., Ltd (8)	China
Chengdu Haiguang Microelectronics Technology Co., Ltd. (9)	China
Xilinx Technology Beijing Limited(10)	China
Xilinx Technology Shanghai Limited(7)	China
Advanced Micro Devices SAS	France
Mipsology SAS(1)	France
Xilinx SARL(1)	France
Advanced Micro Devices GmbH	Germany
Silexica GmbH(11)	Germany
Xilinx Dresden GmbH i.L.(1)(**)	Germany
Xilinx GmbH(1)	Germany

Exhibit 21

Xilinx Hong Kong Limited(7)	Hong Kong SAR, China
AMD India Private Limited (12)	India
Pensando Systems India Private Limited(22)	India
Solarflare India Private Limited(21)(*)	India
Xilinx India Technology Services Private Limited(20)	India
Xilinx Finance Ireland Limited(13)	Ireland
Xilinx Ireland Unlimited Company(13)	Ireland
Xilinx Israel Limited(1)	Israel
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
Xilinx Kabushiki Kaisha (1)	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Global Services (M) Sdn. Bhd.	Malaysia
ATI Technologies (L) Inc. (14)	Malaysia
Advanced Micro Devices Malaysia Ltd. (15)	Malaysia
Xilinx NL B.V. (16)	Netherlands
Advanced Micro Devices (Poland) sp. z o.o.	Poland
AMD Advanced Micro Devices (ROU) S.R.L.	Romania
Advanced Micro Devices RS d.o.o.	Serbia
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
Xilinx Asia Pacific Pte. Ltd. (13)	Singapore
Xilinx Sales International Pte. Ltd. (13)	Singapore
Xilinx Singapore Holding Pte. Ltd. (13)	Singapore
Xilinx Holding Three Pte. Ltd. (1)	Singapore
Advanced Micro Devices (Spain), S.L.	Spain
Advanced Micro Devices, AB	Sweden
Xilinx AB(1)	Sweden
Advanced Micro Devices CH GmbH	Switzerland
Advanced Micro Devices (U.K.) Limited	United Kingdom
Xilinx Limited(18)	United Kingdom
Xilinx NI Limited(10)	United Kingdom
Xilinx Technology Ltd. (17)	United Kingdom

Exhibit 21

(*)	Inactive
(**)	In the process of being dissolved.
(1)	100% owned by Xilinx, Inc.
(2)	Subsidiary of Solarflare Communications, Inc.
(3)	100% owned by ATI Technologies ULC
(4)	99.9952% owned by Advanced Micro Devices, Inc., .0048% owned by AMD International Sales & Service, Ltd.
(5)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.
(6)	Subsidiary of 1252986 Alberta ULC.
(7)	Subsidiary of Xilinx Development Corporation
(8)	Subsidiary of Advanced Micro Devices (China) Co., Ltd.
(9)	51% owned by Advanced Micro Devices, Inc.
(10)	Subsidiary of Xilinx Singapore Holding Pte. Ltd.
(11)	Subsidiary of Silexica, Inc.
(12)	47.18% owned by ATI Technologies ULC, 52.82% owned by Advanced Micro Devices, Inc., less than 0.01% owned by 1252986 Alberta ULC and AMD Far East Ltd.
(13)	Subsidiary of Xilinx Holding Three Pte. Ltd.
(14)	Subsidiary of ATI Technologies (Bermuda) Limited
(15)	Subsidiary of ATI Technologies (L) Inc.
(16)	Subsidiary of Xilinx Finance Ireland Ltd.
(17)	Subsidiary of Level 5 Networks, Inc.
(18)	99.9% owned by Xilinx, Inc., 0.1% owned by Xilinx Development Corporation
(19)	99.867% owned by Xilinx, Inc., 0.133% owned by Xilinx Development Corporation
(20)	99.9% owned by Xilinx Development Corporation, 0.1% owned by Xilinx Canada Co.
(21)	99.99% owned by Solarflare Communications, Inc., 0.01% owned by Level 5 Networks, Inc.
(22)	99.99% owned by Pensando Systems, Inc., 0.01% owned by Anthony Prabhu
(23)	Subsidiary of Mipsology SAS